EXHIBIT 10.31

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY APPLICABLE STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND IN EACH CASE SUCH TRANSACTION IS REGISTERED OR EXEMPT UNDER THE SECURITIES LAWS OF ALL APPLICABLE STATES.

SECURED CONVERTIBLE PROMISSORY NOTE

$[XXXX]	July [XX], 2003

        FOR VALUE RECEIVED, the undersigned, Aptimus, Inc., a Washington corporation (the “Company”), promises to pay to the order of [Name] (“Holder”), at such place as may be designated from time to time in writing by Holder, the principal sum of [XXXX] Dollars ($XXXX), in lawful money of the United States of America.

        This Note is being issued in connection with a certain Convertible Note Purchase Agreement (the “Purchase Agreement”) dated July 1, 2003 by and among the Company and certain investors, including Holder. Capitalized terms used herein without definition shall have the meanings given such terms in the Purchase Agreement.

        1.    Payment Terms. The unpaid principal balance of this Convertible Promissory Note (this “Note”) shall bear simple interest beginning on the date hereof at the rate of six percent (6.0%) per annum (365-day year, actual days elapsed). Unless paid (as described in Section 4 hereof) or converted (as described in Section 5 hereof) on or prior thereto, the unpaid principal balance of, and all unpaid and accrued interest of this Note shall be due and payable on the date that is three (3) years after the date hereof (such date, the “Maturity Date”). Accrued interest shall be payable commencing one (1) year from the date hereof and quarterly thereafter until this Note is paid in full. Unpaid interest shall be cumulative.

        2.    Security Interest. Pursuant to the terms of the Security Agreement attached as Exhibit B to the Purchase Agreement, the Company has granted to each Holder a security interest in all of the Company’s assets (of every nature and type whatsoever), to secure the payment of all of the Company’s indebtedness hereunder.

        3.    Event of Default. Upon the occurrence of an Event of Default (as defined in the Purchase Agreement), Holder shall have the rights and remedies described in the Purchase Agreement.

        4.    Prepayment. Commencing on the earlier of (a) the closing of a transaction or series of transactions resulting in the merger or sale of substantially all of the assets of the Company, or (b) twelve (12) months from and after the date hereof, the Company may prepay this Note and any accrued but unpaid interest thereon at any time and from time to time, in whole or in part, without penalty or premium, upon fourteen (14) calendar days notice. Company’s prepayment right shall be subject to Holder’s conversion rights set forth in Section 5 hereof.

        5.     Conversion.

                (a)    Holder Conversion. Commencing on the earlier of (i) the closing of a transaction or series of transactions resulting in the merger or sale of substantially all of the assets of the Company, or (ii) twelve (12) months from and after the date hereof,, Holder shall have the right at any time prior to the Maturity Date to convert all or any portion of the principal and accrued interest due on this Note into shares of the Company’s Common Stock (“Common Stock”); provided that upon any such conversion, Company shall have the right in its sole discretion to pay then accrued interest in cash or Common Stock. Upon any such optional conversion, this Note shall convert into that number of fully paid and nonassesable shares of Common Stock determined by dividing the portion of the unpaid principal and interest due on this Note which the Holder elects so to convert by the Conversion Price set forth in Section 5(b) hereof. Holder shall initiate such conversion by issuing written notice thereof (a “Conversion Notice”) to Company; the date of such notice shall be deemed the “Conversion Date.”

                (b)        Conversion Price. The “Conversion Price” shall be $0.80.

                (c)       Issuance of Securities/Cash on Conversion. Within three (3) trading days following receipt of a Conversion Notice, the Company will direct its transfer agent in writing to issue in the name of and deliver to the Holder or its designee, a certificate or certificates representing the number of fully paid and nonassessable shares of the Common Stock to which the Holder shall be entitled on such conversion. In the event Company elects to pay interest accrued as of a Conversion Date in cash, it shall issue such payment not more than three (3) trading days following receipt of a Conversion Notice. No fractional shares will be issued on conversion of this Note and in lieu thereof the Holder shall be entitled to payment in cash of the amount of the Note not converted into shares.

                (d)       Termination of Rights. In the event of a conversion of all of the unpaid balance of principal and interest under this Note pursuant to this Section 5, all rights with respect to this Note shall terminate upon the issuance of the Conversion Shares, whether or not this Note has been surrendered. Notwithstanding the foregoing, Holder agrees to surrender this Note to the Company for cancellation as soon as is practicable following conversion of all of the unpaid balance of principal and interest under this Note, and a certificate representing the Conversion Shares in such instance shall be issued contemporaneous with the surrender of this Note for cancellation. In the event of partial conversion of the unpaid principal and interest under this Note pursuant to this Section 5, the Company shall issue a written receipt memorializing the unpaid principal and accrued interest, if any, under this Note remaining after such conversion.

        6.    Representations and Warranties. The respective representations and warranties of the Company and Holder set forth in the Purchase Agreement are incorporated herein by reference.

        7.    Successors and Assigns. Subject to the restrictions on transfer described in Section 8 below, the rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

        8.    Transfer. This Note may not be transferred or assigned by Holder except by operation of law.

        9.    Waiver and Amendment. Except as otherwise provided in the Purchase Agreement or the Security Agreement, any provision of this Note may be amended, waived or modified only by an instrument in writing signed by the Company and Holder.

        10.   Assignment by the Company. Except as otherwise provided in the Purchase Agreement or the Security Agreement, neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Holder.

        11.   Notices. Notices and communications hereunder shall be given in accordance with the Purchase Agreement.

        12.   Governing Law. The Note shall be enforced and construed in accordance with the laws of the State of Washington, excluding that body of law concerning conflict of laws.

        13.   Arbitration. Any claim or dispute under this Note will be determined by arbitration in accordance with the arbitration provisions of the Purchase Agreement.

        14.    Miscellaneous.

                (a)     No delay or omission on the part of Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right under this Note.

                (b)     The Company hereby waives presentment for payment, demand, notice of demand and of dishonor and non-payment of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party. The pleading of any statute of limitations as a defense to any demand against the Company, any endorsers, guarantors and sureties of this Note is expressly waived by such parties to the extent permitted by law.

                (c)     Any payment hereunder shall be made in lawful tender of the United States and shall first be applied to any collection costs, then against accrued and unpaid interest hereunder and then against the outstanding principal balance of this Note.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING

REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

        IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

APTIMUS, INC.,
a Washington corporation

By:
Name:
Title:

SIGNATURE PAGE TO SECURED CONVERTIBLE PROMISSORY NOTE